As filed with the Securities and Exchange Commission on September 15, 2025

 Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Fluent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0688094
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Vesey Street, 9th Floor

New York, New York 10282

(Address of Principal Executive Offices) (Zip Code)

Fluent, Inc.

2022 Omnibus Equity Incentive Plan

(Full title of the plan)

Donald Patrick

Chief Executive Officer

Fluent, Inc.

300 Vesey Street, 9th Floor

New York, NY 10282

(Name and address of agent for service)

(646) 669-7272

(Telephone number, including area code, of agent for service)

With a copy to:

John D. Tishler, Esq.
Nazia J. Khan, Esq.
Sheppard, Mullin, Richter & Hampton LLP

12275 El Camino Real, Suite 100

San Diego, CA 92130

Tel: (858) 720-8943

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Fluent, Inc. (the “Company”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering additional shares of our common stock, par value $0.0005 per share (the “Common Stock”), under the Fluent, Inc. 2022 Omnibus Equity Incentive Plan (as amended, the “2022 Plan”). On June 18, 2025, our stockholders approved an amendment to the 2022 Plan to increase the number of shares reserved for issuance thereunder to 3,666,666 shares from 1,666,666 shares (the “Plan Amendment”). As such, this Registration Statement registers 2,000,000 additional shares of Common Stock available for issuance under the 2022 Plan as a result of the approval of the Plan Amendment by our stockholders.

We previously filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-8 on August 10, 2022 (File No. 333-266743) (the “Prior Registration Statement”) registering shares of Common Stock issuable under the 2022 Plan. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by us with the SEC pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 16, 2025 and August 19, 2025, respectively;

●

our Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed with the SEC on January 17, 2025, March 14, 2025, March 21, 2025, June 20, 2025, and August 19, 2025.

●	our definitive proxy statement on Schedule 14A filed with the SEC on April 25, 2025; and

●

the description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on September 26, 2016, including any amendments and reports filed for the purpose of updating such description.

In addition, all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

We will provide to you, upon request, a copy of each of our filings at no cost. Please make your request by writing or telephoning us at the following address or telephone number:

Fluent, Inc.

Attn: Legal Department

300 Vesey Street, 9th Floor

New York, NY 10282

Tel: (646) 669-7272

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ITEM 8. EXHIBITS.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K filed April 16, 2018)
5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1	Fluent, Inc. 2022 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on June 10, 2022)
10.2	Amendment No. 1 to the Fluent, Inc. 2022 Omnibus Equity Incentive Plan (incorporated by reference to Appendix A to our definitive proxy statement on Schedule 14A filed with the SEC on April 25, 2025)
10.3	Form of Restricted Stock Unit Award Grant Notice (2022 Omnibus Equity Incentive Plan) (incorporated by reference to Exhibit 10.3 to our Quarterly Report on Form 10-Q, filed August 21, 2023)
10.4	Form of Restricted Stock Unit Award Grant Notice (2022 Long Term Incentive Plan) (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, filed August 21, 2023)
10.5	Form of 2022 Performance Share Unit Agreement (2022 Omnibus Equity Incentive Plan) (incorporated by reference to Exhibit 10.4 to our Quarterly Report on Form 10-Q, filed August 21, 2023)
10.6	Form of Stock Option Grant Notice and Option Agreement (2022 Omnibus Equity Incentive Plan) (incorporated by reference to Exhibit 10.5 to our Quarterly Report on Form 10-Q, filed August 21, 2023)
23.1*	Consent of Grant Thornton, LLP
23.2*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
107*	Filing Fee Table

*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of September, 2025.

Fluent, Inc.

By:	/s/ Donald Patrick
Donald Patrick
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Donald Patrick, with full power of substitution, his or her true and lawful attorney-in-fact to act for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald Patrick	Chief Executive Officer	September 15, 2025
Donald Patrick	(Principal Executive Officer)

/s/ Ryan Perfit	Chief Financial Officer	September 15, 2025
Ryan Perfit	(Principal Financial and Accounting Officer)

/s/ Ryan Schulke	Chairman and Chief Strategy Officer	September 15, 2025
Ryan Schulke

/s/ Matthew Conlin	Chief Customer Officer and Director	September 15, 2025
Matthew Conlin

/s/ Don Mathis	Director	September 15, 2025
Don Mathis

/s/ Barbara Kohn	Director	September 15, 2025
Barbara Kohn

/s/ David Graff	Director	September 15, 2025
David Graff

/s/ Richard Pfenniger	Director	September 15, 2025
Richard Pfenniger

/s/ James P. Geygan	Director	September 15, 2025
James P. Geygan

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